Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

Reply: R.D. Miller

July 13, 2006

Securities and Exchange Commission

100 F Street, N.E

Washington, DC

20549

Dear Sirs/Madams:

We have read Item 4 of Upstream Biosciences Inc.’s Form 8-K dated July 13, 2006, and we agree with the statements made therein.

Yours truly,

Cinnamon Jang Willoughby & Company

Chartered Accountants

“Ron Miller” signed

Per: R.D. Miller Inc.

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2. Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of
 International. A world-wide organziation of accounting firms and business advisors.